================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT JANUARY 10, 2000


                                -----------------


                         ALIGN-RITE INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          CALIFORNIA                      0-26240                 954528353
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)


                            2428 ONTARIO STREET, BURBANK, CA           91504
                        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)

                                 (818) 843-7220
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

                                       N/A
              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                         IF CHANGED SINCE LAST REPORT)

                                -----------------



================================================================================

ITEM 5. OTHER EVENTS.

On January 10, 2000, Align-Rite International, Inc. ("Align-Rite") and Photronics, Inc. ("Photronics") announced that they entered into an amendment, dated January 10, 2000 (the "Amendment") to the Agreement and Plan of Merger dated September 15, 1999 among Photronics, AL Acquisition Corp., a wholly owned subsidiary of Photronics, and Align-Rite (the "Original Merger Agreement") pursuant to which Photronics would acquire Align-Rite in a merger transaction (the "Merger"). As amended by the Amendment, the Original Merger Agreement is referred to below as the "Merger Agreement."

The Amendment provides, among other things, that: (i) each outstanding share of Align-Rite's common stock will be converted into .85 shares of Photronics' common stock (the "Conversion Ratio"), (ii) the date by which either party may terminate the Merger Agreement if the Merger has not occurred is March 31, 2000, and (iii) Align-Rite may terminate the Merger Agreement if the average price per share of Photronics' common stock is less than $18.82 during a certain twenty-day trading period prior to the Align-Rite shareholders meeting called to vote upon the Merger.

The Merger remains subject to the approval of Align-Rite's shareholders, and to various regulatory and closing conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. However, Photronics' shareholders will not be required to approve the Merger under rules of the Nasdaq Stock Market, as the maximum number of shares of Photronics common stock to be issued in the Merger will not equal or exceed 20% of Photronics' outstanding shares of common stock. In connection with the execution of the Amendment, certain major shareholders of Align-Rite have entered into an agreement with Photronics pursuant to which they reaffirmed, in light of the Amendment, their prior agreement to, among other things, vote or cause to be voted their shares of Align-Rite common stock in favor of the Merger (the "Reaffirmation Agreement").

Copies of the Amendment, the Reaffirmation Agreement and Align-Rite's press release are filed herewith as Exhibits 2.1, 10.1 and 99.1, respectively, and are incorporated herein by reference. The foregoing description of the Amendment and the Reaffirmation Agreement is qualified in its entirety by reference to the full text of such exhibits.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial statements of business acquired

            Not applicable

(b)     Pro forma financial information

            Not applicable

(c)     See Exhibits Index for the list of exhibits filed herewith

                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, HEREUNTO DULY AUTHORIZED.

DATED: JANUARY 11, 2000

                                               /S/ PETAR N. KATURICH
                                      ------------------------------------------
                                                   PETAR N. KATURICH
                                      VICE PRESIDENT OF FINANCE, CHIEF FINANCIAL
                                                 OFFICER AND SECRETARY

                                  EXHIBIT INDEX

Exhibit No.                   Description
-----------                   -----------

2.1 Amendment No. 1 to Agreement and Plan of Merger dated January 10, 2000 among Align-Rite International, Inc., Photronics, Inc., and AL Acquisition Corp.

10.1 Reaffirmation of Voting Agreement dated January 10, 2000 among Photronics, Inc. and certain shareholders of Align-Rite International, Inc.

99.1                          Press release dated January 10, 2000